NATURAL RESOURCE PARTNERS L.P.
601 JEFFERSON ST., SUITE 3600, HOUSTON, TX 77002
                                                            [NRP LOGO]
NEWS RELEASE


                         NATURAL RESOURCE PARTNERS L.P.
                           REPORTS RECORD RESULTS AND
                              RAISES 2004 GUIDANCE

SECOND QUARTER HIGHLIGHTS:
   -   NET INCOME INCREASES 49% TO $15.1 MILLION OR $0.58 PER UNIT
   -   COAL ROYALTY REVENUES INCREASE 36% TO $26.2 MILLION
   - DISTRIBUTABLE CASH FLOW INCREASES 26% OVER SECOND QUARTER LAST YEAR TO $15.3 MILLION
   -   DISTRIBUTION INCREASES 15% TO $0.60 PER UNIT
   -   PINNACLE MINE HAS RESUMED OPERATIONS
   -   INCREASES 2004 EARNINGS GUIDANCE TO RANGE OF $2.10 TO $2.25 PER UNIT

HOUSTON, AUGUST 5, 2004 - NATURAL RESOURCE PARTNERS L.P. (NYSE: NRP) today reported record earnings and distributable cash flow. Net income for the second quarter of 2004 increased 49% over the same quarter of last year to $15.1 million, or $0.58 per unit, while distributable cash flow for the second quarter increased 26% to $15.3 million from $12.1 million last year. Year to date net income for the first six months of the year increased 45% to $26.3 million, while distributable cash flow increased 16% to $31.8 million. Net income per unit increased 35% to $1.05 per unit from $0.78 per unit.

"NRP experienced record results this quarter primarily due to the improving coal markets," said Corbin J. Robertson, Jr., Chairman and Chief Executive Officer. "As a result of strong demand for both metallurgical and steam coal, we have seen a significant increase this quarter in coal prices realized by our lessees. Because we anticipate these higher prices to remain for the rest of the year and because Pinnacle has resumed production, we have increased our guidance for 2004."

SECOND QUARTER FINANCIAL RESULTS

Second quarter 2004 total revenues increased 35% to $29.5 million from $21.8 million for the same period last year. In addition, coal royalty revenues increased 36% to $26.2 million from $19.2 million last year, primarily due to improving coal prices in Appalachia. Average coal royalty revenues per ton increased 29% to $2.18 from $1.69. Production by our lessees also increased 5% to 12.0 million tons compared to 11.4 million tons for the same period last year.

NRP Reports Record Second Quarter 2004 Results                     Page 2 of 9



YEAR TO DATE FINANCIAL RESULTS

Year to date total revenues increased 40% to $55.9 million from $39.9 million for the same period last year. Coal royalty revenues for the first half of 2004 increased 42% to $49.0 million compared to $34.6 million for the comparable period last year. This significant increase is due to both a 27% increase in average royalty revenue to $2.07 per ton and a 12% increase in production to
23.7 million tons. The increase in production is due to the acquisitions in Appalachia since the beginning of 2003.

PINNACLE MINE UPDATE

The Pinnacle mine restarted with limited production in April and by the end of June had resumed full operations.

DISTRIBUTIONS

On July 22, 2004, NRP announced an increase of $0.025 in its quarterly distribution to $0.60 per unit, or $2.40 per unit on an annualized basis. This represents a 15% increase in Natural Resource Partners' distributions compared to the second quarter of 2003. "Our recent distribution increase partially reflects the anticipated continued production at Pinnacle and does not reflect our higher realized prices," said Corbin J. Robertson. "Once the Pinnacle mine has maintained production for a longer period of time and as we become more comfortable that today's prices are sustainable, we will consider further distribution increases."

2004 OUTLOOK

Due to a very strong coal market and the anticipated continued production from the Pinnacle mine, NRP is increasing its guidance for the full year 2004. NRP anticipates coal royalty revenues of over $100 million with net income per unit increasing to between $2.10 and $2.25 per unit, up from our previous guidance of $1.70 to $1.80 per unit. A table is attached to the release with further details regarding guidance.

DISCLOSURE OF NON-GAAP FINANCIAL MEASURES

Distributable cash flow represents cash flow from operations less actual principal payments and cash reserves set aside for scheduled principal payments on the senior notes. Distributable cash flow is a "non-GAAP financial measure" that is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric that is an indicator of NRP's ability to generate cash flows at a level that can sustain or support an increase in quarterly cash distributions paid to its partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. A reconciliation of distributable cash flow to net cash provided by operating activities is included in the tables attached to this release. Distributable cash flow may not be calculated the same for NRP as other companies.

NRP Reports Record Second Quarter 2004 Results                     Page 3 of 9


Natural Resource Partners L.P. is headquartered in Houston, TX, with its operations headquarters in Huntington, WV. NRP is a master limited partnership that is principally engaged in the business of owning and managing coal properties in the three major coal producing regions of the United States:
Appalachia, the Illinois Basin and the Powder River Basin.

For additional information, please contact Kathy Hager at 713-751-7555 or khager@nrplp.com. Further information about NRP is available on the partnership's website at www.nrplp.com.

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements include the 2004 guidance and comments related to the Pinnacle mine. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners' Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

04-13
                              - financials follow-

NRP Reports Record Second Quarter 2004 Results                     Page 4 of 9




                         NATURAL RESOURCE PARTNERS L.P.

                              OPERATING STATISTICS
                       (IN THOUSANDS EXCEPT PER TON DATA)
                                   (UNAUDITED)


                                             THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                   JUNE 30,                            JUNE 30,
                                       -------------------------           --------------------------
                                         2004               2003              2004              2003
                                       -------           -------           -------            --------
Coal royalty revenues:
   Appalachia                          $24,390           $16,886           $45,672            $29,599
   Illinois Basin                          783               970             1,498              1,835
   Northern Powder River Basin           1,006             1,332             1,857              3,163
                                         -----             -----             -----              -----

Total                                  $26,179           $19,188           $49,027            $34,597
                                       =======           =======           =======            =======

Coal Royalty Production (tons):
   Appalachia                           10,537             9,464            20,868             16,960
   Illinois Basin                          692               829             1,298              1,550
   Northern Powder River Basin             806             1,083             1,492              2,684
                                         -----             -----             -----              -----
Total                                   12,035            11,376            23,658             21,194
                                       =======           =======           =======            =======

Average royalty revenue per ton:
   Appalachia                          $  2.31           $  1.78           $  2.19            $  1.75
   Illinois Basin                         1.13              1.17              1.15               1.18
   Northern Powder River Basin            1.25              1.23              1.24               1.18
                                         -----             -----             -----              -----
Total                                  $  2.18           $  1.69           $  2.07            $  1.63
                                       =======           =======           =======            =======

NRP Reports Record Second Quarter 2004 Results                     Page 5 of 9




                         NATURAL RESOURCE PARTNERS L.P.

                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)




                                                                    THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                          JUNE 30,                JUNE 30,
                                                                   --------------------    --------------------
                                                                     2004        2003        2004       2003
                                                                   --------    --------    --------   ---------
                                                                                    (UNAUDITED)
Revenues:
    Coal royalties                                                 $26,179      $19,188     $49,027     $34,597
    Property taxes                                                   1,278        1,301       2,584       2,189
    Minimums recognized as revenue                                     165          455         928       1,259
    Override royalties                                                 757          200       1,434         661
    Other                                                            1,118          695       1,886       1,203
                                                                   -------      -------     -------     -------
        Total revenues                                              29,497       21,839      55,859      39,909
Operating costs and expenses:
    Depletion and amortization                                       7,493        6,369      14,841      12,173
    General and administrative                                       2,422        2,131       5,133       4,307
    Taxes other than income                                          1,712        1,421       3,369       2,581
    Override payments                                                   --           --          --         388
    Coal royalty payments                                              398          161         786         311
                                                                   -------      -------     -------     -------
        Total operating costs and expenses                          12,025       10,082      24,129      19,760
                                                                   -------      -------     -------     -------
Income from operations                                              17,472       11,757      31,730      20,149
Other income (expense)
    Interest expense                                                (2,404)      (1,131)     (5,540)     (1,597)
    Interest income                                                     60           56         112         103
    Loss from interest rate hedge                                       --         (499)         --        (499)
                                                                   -------      -------     -------     -------

Net income                                                         $15,128      $10,183     $26,302     $18,156
                                                                   =======      =======     =======     =======
Net income attributable to:
    General partner(1)                                             $   394      $   204     $   641     $   363
                                                                   =======      =======     =======     =======
    Other holders of incentive distribution rights(1)              $    49      $    --     $    61     $    --
                                                                   =======      =======     =======     =======
    Limited partners                                               $14,685      $ 9,979     $25,600     $17,793
                                                                   =======      =======     =======     =======
Basic and diluted net income per limited partner unit:
    Common                                                         $   .58      $   .44     $  1.05     $   .78
                                                                   =======      =======     =======     =======
    Subordinated                                                   $   .58      $   .44     $  1.05     $   .78
                                                                   =======      =======     =======     =======
Weighted average number of units outstanding:
    Common                                                          13,987       11,354      12,902      11,354
                                                                   =======      =======     =======     =======
    Subordinated                                                    11,354       11,354      11,354      11,354
                                                                   =======      =======     =======     =======


(1) Other holders of the incentive distribution rights (IDRs) include the WPP Group (25%) and NRP Investment LP (10%). The net income allocated to the general partner includes the general partner's portion of the IDRs (65%).

NRP Reports Record Second Quarter 2004 Results                     Page 6 of 9




                         NATURAL RESOURCE PARTNERS L.P.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                     JUNE 30,                          JUNE 30,
                                                                  2004         2003                 2004            2003
                                                               --------     ---------         ----------        ------------
Cash flows from operating activities:
  Net income                                                   $ 15,128      $  10,183       $  26,302         $  18,156
  Adjustments to reconcile
    Operating activities:
        Depletion and amortization                                7,493          6,369          14,841            12,173
        Non-cash interest charge                                     13              1              27                 1
        Change in operating assets and liabilities:
            Accounts receivable                                  (1,265)        (2,650)         (3,208)              (557)
            Other assets                                            348         (2,343)            657             (2,180)
            Accounts payable and accrued liabilities               (218)           366            (422)              (734)
            Accrued interest                                     (2,430)           (53)           (414)                91
            Deferred revenue                                     (1,860)          (638)         (1,792)              (217)
            Accrued incentive plan expenses                         656            607             485                798
            Property and franchise taxes payable                   (295)           229              15                (91)
                                                                 ------       --------         -------           --------
              Net cash provided by operating activities          17,570         12,071          36,491             27,440

Cash flows from investing activities:
    Acquisition of property                                      (2,430)       (53,812)        (77,332)           (65,664)
    Cash placed in escrow                                            --        (58,000)             --            (58,000)
                                                                 ------       --------         -------           --------
              Net cash used in investing activities              (1,673)      (111,812)        (77,332)          (123,664)

Cash flows from financing activities:
    Proceeds from loans                                              --        236,600          75,500            248,100
    Repayment of loans                                           (9,350)      (122,600)       (111,850)          (122,600)
    Distributions to partners                                   (14,918)       (12,106)        (27,951)           (21,917)
    Contributions by general partner                                 --             --           2,147                 --
    Proceeds from sale of 5,250,000 common units,
       net of transaction costs                                     (66)            --         200,355                 --
    Redemption of 2,616,752 common units from Arch
       Coal, Inc. net of transaction costs                           --             --        (100,121)                --
    Settlement of hedge included in other
       comprehensive income                                          --           (931)             --                (931)
                                                                 ------       --------         -------           --------
              Net cash provided by (used in) financing
                activities                                      (24,334)       100,963           38,080            102,652
                                                                 ------       --------         -------           --------
  Net increase in cash and cash equivalents                      (8,437)         1,222           (2,761)             6,428
  Cash and cash equivalents at beginning of period               29,996         12,959           24,320              7,753
                                                                 ------       --------         -------           --------
  Cash and cash equivalents at end of period                   $ 21,559       $ 14,181      $    21,559       $     14,181
                                                               ========       ========      ===========       ==============
  SUPPLEMENTAL INFORMATION:
  Cash paid during the period for interest                     $  4,821       $  1,025      $     5,927       $      1,416
                                                               ========       ========      ===========       ==============

NRP Reports Record Second Quarter 2004 Results                     Page 7 of 9




                         NATURAL RESOURCE PARTNERS L.P.

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                                                         JUNE 30,           DECEMBER 31,
                                                                                           2004                 2003
                                                                                         ----------         ------------
                                                                                                  (UNAUDITED)
                                                                 ASSETS
Current assets:
     Cash and cash equivalents                                                           $    21,559        $    24,320
     Accounts receivable                                                                      14,198              9,553
     Accounts receivable - affiliate                                                              --              1,437
     Other                                                                                       465              1,186
                                                                                             -------            -------
       Total current assets                                                                   36,222             36,496
Land                                                                                          13,721             13,532
Coal and other mineral rights, net                                                           538,743            475,493
Loan financing costs, net                                                                      2,327              2,884
Other assets, net                                                                              2,944              3,271
                                                                                             -------            -------
       Total assets                                                                       $  593,957        $   531,676
                                                                                          ==========         ==========

                                                     LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
      Accounts payable                                                                    $      195        $       423
      Accounts payable - affiliate                                                               111                305
      Current portion of long-term debt                                                        9,350              9,350
      Accrued incentive plan expenses - current portion                                        1,122              1,186
      Property and franchise taxes payable                                                     2,814              2,799
      Accrued interest                                                                           267                681
                                                                                             -------            -------
          Total current liabilities                                                           13,859             14,744
Deferred revenue                                                                              13,262             15,054
Accrued incentive plan expenses                                                                1,619              1,070
Long-term debt                                                                               156,300            192,650
Partners' capital:
      Common units (outstanding: 13,986,906 in 2004, 11,353,658 in 2003)                     243,864            143,956
      Subordinated units (outstanding: 11,353,658)                                           157,217            158,633
      General partners' interest                                                               8,670              6,474
      Holders of incentive distribution rights                                                    44                 --
      Accumulated other comprehensive loss                                                      (878)              (905)
                                                                                             -------            -------
          Total partners' capital                                                            408,917            308,158
                                                                                             -------            -------
          Total liabilities and partners' capital                                         $  593,957         $  531,676
                                                                                          ==========         ==========

NRP Reports Record Second Quarter 2004 Results                     Page 8 of 9





                         NATURAL RESOURCE PARTNERS L.P.

                    RECONCILIATION OF GAAP FINANCIAL MEASURES
                         TO NON-GAAP FINANCIAL MEASURES
                                 (IN THOUSANDS)





                                                                   THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                        JUNE 30,               JUNE 30,
                                                                   ------------------      ----------------
                                                                      2004      2003        2004       2003
                                                                   =========  ========    ========    =======
                                                                                      (UNAUDITED)

Reconciliation of GAAP "Net cash provided by operating activities" to Non-GAAP "Distributable cash flow"

Cash flow from operations                                           $17,570   $12,071      $36,491     $27,440
Less scheduled principal payments                                    (9,350)       --       (9,350)         --
Less reserves for future principal payments                          (2,350)       --       (4,700)         --
Add reserves used for scheduled principal payments                    9,400        --        9,400          --
                                                                    -------   -------      -------     -------
Distributable cash flow                                             $15,270   $12,071      $31,841     $27,440
                                                                    =======   =======      =======     =======

NRP Reports Record Second Quarter 2004 Results                     Page 9 of 9



                         NATURAL RESOURCE PARTNERS L.P.
                                    GUIDANCE
                      (IN MILLIONS EXCEPT PER UNIT AMOUNTS)

                                                                                                FULL YEAR 2004
                                                                                                  (RANGE)
                                                                                         --------------------------
Coal royalty production (tons)
  Appalachia                                                                               43.0     -          45.0
  Illinois Basin                                                                            2.4     -           2.8
  Northern Powder River Basin                                                               3.1     -           3.5
    Total                                                                                  48.5     -          51.3

Coal royalty revenues
  Appalachia                                                                             $ 94.0     -        $ 97.0
  Illinois Basin                                                                            3.0     -           3.2
  Northern Powder River Basin                                                               3.8     -           4.2

Revenues
  Coal royalty revenue                                                                   $100.8     -        $104.4
  Other revenues (1)                                                                       12.0     -          13.5

Expenses
  Depletion and amortization                                                             $ 30.0     -        $ 32.0
  General and administrative                                                                9.6     -          10.0
  Other expenses (2)                                                                        8.3     -           8.6

  Interest expense (net)                                                                 $ 10.0     -        $ 10.4

Net income                                                                               $ 52.0              $ 60.0

Net income per unit                                                                      $ 2.10     -        $ 2.25

Scheduled principal payments                                                             $  9.4     -        $  9.4

Distributable cash flow (3)                                                              $ 75.0     -        $ 80.0


(1) Other revenues consist of property taxes, minimums, oil & gas, timber, overrides, wheelage and rentals.

(2) Other expenses include taxes other than income, override payments, coal royalty payments, and non-participating royalty interests.

(3) Distributable cash flow represents net income plus depletion and amortization minus scheduled principal payments on NRP senior notes. Distributable cash flow is a "non-GAAP financial measure" that is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric which is an indicator of NRP's ability to generate cash flows at a level that can sustain or support an increase in quarterly cash distributions paid to its partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly-traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. We believe that "net cash provided by operating activities" would be the most comparable financial measure to distributable cash. However, due to the substantial uncertainties associated with forecasting future changes to operating assets and liabilities, we cannot provide guidance on forward-looking net cash provided by operating activities or provide reconciliations of distributable cash flow to that measure.

                                      -end-